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EXHIBIT 1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the references to us in this Registration Statement on Form N-1A under the heading "Investment Advisory and Other Services -- Independent Registered Public Accounting Firm" relating to GMO Global Growth Fund.

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 31, 2004